UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2010

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2102 Business Center Drive, Suite 130, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2010 VIASPACE Inc. (the "Registrant") and Sung Hsien Chang ("Chang") entered into a Share Purchase Agreement ("April 2010 Share Purchase Agreement") pursuant to which Chang would transfer 6,506,000 shares of common stock of VIASPACE Green Energy Inc., a British Virgin Islands international business company ("VGE") to the Registrant and the Registrant would grant Chang (i) 241,667,000 newly-issued shares of its common stock, (ii) one share of Series A Preferred Stock which controls 50.1% of the voting power of Registrant equity securities, and (iii) a secured promissory note in the principal amount of approximately $5.3 million.

Background Information

On December 18, 2009, the Registrant and its majority-owned subsidiary, VGE, entered into Amendment No. 6 (the "Amendment No. 6") to a Securities Purchase Agreement (the "Purchase Agreement") that was originally entered into on October 21, 2008 and subsequently amended on June 22, 2009, August 21, 2009, October 14, 2009, November 21, 2009, and November 25, 2009, with Sung Hsien Chang, an individual ("Chang"). Under the Purchase Agreement, VGE would acquire 100% of Inter-Pacific Arts Corp., a British Virgin Islands international business company ("IPA BVI"), and the entire equity interest of Guangzhou Inter-Pacific Arts Corp., a Chinese wholly owned foreign enterprise registered in Guangdong province ("IPA China") from Chang, the sole shareholder of IPA BVI and IPA China (collectively "IPA"). In exchange, the Registrant agreed to pay a combination of cash, and newly-issued shares of Registrant and VGE stock.

IPA China grows "Giant King" Grass as a low carbon, biomass fuel for electricity generating power plants and as a feedstock for cellulosic biofuels. IPA BVI and IPA China specialize in the manufacturing of high quality, copyrighted, framed artwork sold in U.S. retail chain stores.

The acquisition of IPA BVI and IPA China was intended to be completed through two closings as specified in the Purchase Agreement. At the first closing which did take place on October 21, 2008, VGE issued newly-issued shares to Chang and his designees and the Registrant issued newly-issued shares of its common stock to Chang. Chang delivered 70% of the outstanding common stock of IPA BVI to VGE. Chang also transferred 100% of the equity interest of IPA China to IPA BVI.

The second closing was originally scheduled to be held within 240 days after the first closing (the "Second Closing") or June 21, 2009. At the Second Closing, the Registrant was obligated to pay $4.8 million ("Cash Consideration") plus interest since the First Closing to Chang. On June 22, 2009, Amendment No. 1 to the Purchase Agreement extended the Second Closing to August 21, 2009. On August 21, 2009, Amendment No. 2 was entered into which extended the Second Closing to November 21, 2009. On November 21, 2009, Amendment No. 4 was entered into which extended the Second Closing to November 26, 2009. On November 25, 2009, Amendment No. 5 was entered into which extended the Second Closing to December 15, 2009. On December 18, 2009, Amendment No. 6 extended the Second Closing until February 15, 2010.

The Company did not have the Cash Consideration to pay Chang and the Second Closing did not occur on February 15, 2010. As a result, VIASPACE had a contractual obligation to deliver all 5,100,000 of the VGE shares it held on February 15, 2010 to Chang and Chang had an obligation to deliver the remaining 30% of IPA BVI equity to VGE. Neither party fulfilled such obligation. Instead, since February 15, 2010, Chang, VIASPACE and VGE have been negotiating an alternative acquisition structure.

Entry into a New Share Purchase Agreement

On April 16, 2010, the Registrant entered into a binding share purchase agreement ("April 2010 Share Purchase Agreement") designed to close the acquisition of IPA. The closing of the transactions contemplated under the April 2010 Share Purchase Agreement ("Revised Closing") is expected to occur on or before May 28, 2010. Immediately prior to the Revised Closing, it is expected that Chang would take ownership of the 5,100,000 shares of VGE common stock. Then, at the Revised Closing, under the terms of the April 2010 Share Purchase Agreement, VIASPACE will purchase 6,506,000 shares of VGE from Chang (including the 5,100,000 VGE shares that VIASPACE delivered to Chang) and will own 75.7% of the outstanding shares of VGE (this compares to 5.1 million shares or 59.3% of the outstanding shares of VGE in the Purchase Agreement). VGE will own 100% of the outstanding stock interests of IPA BVI and IPA China. Chang will receive additional 241,667,000 newly issued common shares of the Registrant and retain 400,000 shares of common stock in VGE (approximately a 4.7% beneficial interest). In addition, the Registrant will create a new class of preferred stock called "Series A Preferred Stock" and will grant to Chang one (1) newly issued share of Series A Preferred Stock. This 1 share of Series A Preferred Stock will give him 50.1% voting control of VIASPACE which will expire when certain conditions are met.

Under the April 2010 Share Purchase Agreement, the $4.8 million plus interest debt that was previously due to Chang at the Second Closing will be converted to a five-year Secured Promissory Note ("Secured Note") at 6% interest with a starting principal balance of approximately $5.3 million. On or before the Revised Closing, anticipated to occur on or before May 28, 2010, the Registrant, VGE, IPA BVI and IPA China will also enter into related security agreements including a Stock Pledge Agreement, Security Agreement and Guaranty Agreement. Through these agreements, the obligations under the Secured Note will be secured by all assets of the Registrant (other than the Registrant’s security ownership in its Direct Methanol Fuel Cell Corporation and Ionfinity LLC subsidiaries).

In addition, the Registrant has agreed to enter into a Registration Rights Agreement with Chang that will grant him unlimited "piggyback rights" and certain demand registration rights related to the newly issued common shares that VIASPACE will issue to Chang upon closing and other VIASPACE common shares that Chang holds.

Concurrent with the execution of the April 2010 Share Purchase Agreement, the Registrant delivered an irrevocable stock power that allows Chang to transfer title of 5,100,000 VGE shares of common stock from the Registrant to Chang at any time if the April 2010 Share Purchase Agreement is terminated or the Revised Closing does not occur on May 28, 2010. The stock power also entitled Chang as of April 16, 2010, to the full right and power to act for all intents and purposes as the sole and absolute owner of the 5.1 million shares, including the right to vote the VGE shares. The Registrant also agreed to indemnify Chang against any lawsuit brought by the Registrant for actions or omissions taken by Chang for exercising the powers under the stock power.

Upon the Revised Closing, Chang will transfer 6,506,000 VGE shares to VIASPACE (including 5,100,000 VGE shares in the name of VIASPACE but that Chang has the power to transfer title through the irrevocable stock power if the transaction is not closed by May 28, 2010), or 75.7% of the outstanding shares of VGE.

At the Revised Closing, the parties expect that Chang will also be appointed to VIASPACE’s board of directors and have the right to designate two additional board members to the VIASPACE board, which currently has five members. Chang will remain President of VGE. In addition, Dr. Carl Kukkonen, CEO of the Registrant will remain as CEO of VGE. Mr. Stephen Muzi, CFO of the Registrant will remain CFO of VGE. Chang, Kukkonen and Muzi will enter into new employment agreements with VGE prior to closing. Chang will receive a salary of no less than $240,000 per annum, Kukkonen will receive a salary of no less than $240,000 per annum, and Muzi will receive a salary of no less than $180,000 per annum. VGE will also grant Chang, Kukkonen and Muzi stock options to purchase 550,000, 550,000 and 250,000 shares of VGE common stock, respectively, with vesting to occur over a period of 24 months.

Chang’s obligation to effect the Revised Closing is subject to the satisfaction or waiver of various closing conditions, including without limitation: (1) the perfection of first priority liens in accordance with the terms of the Security Documents; (2) execution of the employment agreements between VGE and each of Kukkonen, Muzi and Chang; and (3) delivery of appropriate good standing certificates.

The description of the April 2010 Share Purchase Agreement together with its exhibits are each qualified in its entirety by reference to such agreements attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described more fully under Item 1.01 above, the Registrant delivered an irrevocable stock power that allows Chang to transfer title of 5,100,000 VGE shares of common stock from the Registrant to Chang at any time if the April 2010 Share Purchase Agreement is terminated or the Revised Closing does not occur on May 28, 2010. The VGE shares however remain registered in the name of VIASPACE Inc. The stock power also entitled Chang as of April 16, 2010, to the full right and power to act for all intents and purposes as the sole and absolute owner of the 5.1 million shares, including the right to vote the VGE shares. The 5.1 million shares were delivered to fulfill the Registrant’s obligations because the Second Closing under the original Securities Purchase Agreement did not occur.

Chang is currently a significant shareholder of VIASPACE Inc. He is also the President of VGE. He has entered into the April 2010 Share Purchase Agreement with VIASPACE intending to return such 5.1 million VGE shares along with an additional 1.406 million VGE shares to VIASPACE upon the Revised Closing.

The Registrant is disclosing this action under Item 2.01 to the extent that such actions may constitute a completion of a disposition of assets that is required to be disclosed under Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Exhibit Title or Description

10.1 Share Purchase Agreement dated April 16, 2010 by and among the Registrant and Sung Hsien Chang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 20, 2010	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Share Purchase Agreement dated April 16, 2010 by and among the Registrant and Sung Hsien Chang